UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

February 7, 2005

(Date of earliest event reported)

TEAM FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

KANSAS

000-26335

48-1017164

(State or other jurisdiction

(Commission

(I.R.S. Employer

of incorporation)	File Number)	Identification No.)

8 West Peoria, Suite 200, Paola, Kansas, 66071

(Address of principal executive offices) (Zip Code)

Registrant’s telephone, including area code:  (913) 294-9667

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

(a) (1) and (2)  On February 7, 2005, Team Financial, Inc. (the “Registrant”) entered into a Stock Purchase Agreement, through its wholly owned banking subsidiary TeamBank, N.A., to sell TeamBank’s wholly owned insurance agency subsidiary, Team Insurance Group, Inc., to International Insurance Brokers, Ltd. LLC, an unaffiliated third party. The purchase price for the stock of the insurance agency is $7,000,000, payable in cash, plus or minus any adjustments to the closing balance sheet necessary to reflect the difference between the total equity of Team Insurance Group, Inc., as of December 31, 2004 and the purchase price.

The sale is expected to close in February 2005.  Team Insurance Group, Inc., operating with 42 employees, offers employee benefit insurance services, property and casualty insurance services.  It has been operating as a subsidiary of TeamBank N.A. since December 2002. The Registrant’s investment in Team Insurance Group, Inc. as of December 31, 2004 is approximately $7,000,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEAM FINANCIAL, INC.

Date: February 11, 2005	By:	/s/ Robert J. Weatherbie
Robert J. Weatherbie
Chairman and Chief Executive Officer